Exhibit 99.2

/C O R R E C T I O N — PainCare Holdings, Inc. /

In the news release, “PainCare Holdings (Amex: PRZ) Achieves Sixth Consecutive Quarter of Revenue and Earnings Growth in Third Quarter, 2003” issued earlier today by PainCare Holdings, Inc. over PR Newswire, we are advised by the company that the issued and outstanding common shares in the Consolidated Balance Sheet as of Sept. 30, 2003, should read “23,667,057,” rather than “20,294,847” as originally issued inadvertently.

SOURCE PainCare Holdings, Inc.